FOR IMMEDIATE RELEASE



PATIENT   INFOSYSTEMS,   INC.  ANNOUNCES   ADJOURNMENT  OF  SPECIAL  MEETING  OF
STOCKHOLDERS

Rochester, NY, December 23, 2003 -- Patient Infosystems, Inc. (OCTBB: PATI) announces that it has adjourned its Special Meeting of Stockholders scheduled for December 23, 2003 to 10:00 AM on December 31, 2003 at the same location. The Company anticipates closing its acquisition of substantially all of the assets of American CareSource Corporation immediately after the Special Meeting.


     This  release  includes  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward looking statements may be identified by such words or phases as "intends", "anticipates", "estimates", "may", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Actual results may differ materially. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.